                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.1

           UROAM, INC. AND SUBSIDIARIES (FORMERLY FILANET CORPORATION)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
Report of Independent Certified Public Accountants                           2
Consolidated Balance Sheet                                                   3
Consolidated Statement of Operations                                         4
Consolidated Statement of Stockholders' Deficit                              5
Consolidated Statement of Redeemable Convertible Preferred Stock             6
Consolidated Statement of Cash Flows                                         7
Notes to Consolidated Financial Statements                              8 - 25

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors uRoam, Inc. (formerly Filanet Corporation)
Sunnyvale, California

We have audited the accompanying consolidated balance sheet of uRoam, Inc. and its subsidiaries (formerly Filanet Corporation) as of December 31, 2002 and the related consolidated statements of operations, stockholders' deficit, redeemable convertible preferred stock, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. We did not audit the financial statements of the Company's foreign subsidiary, which statements reflect total assets of $767,000 included in assets of discontinued operations, net of intercompany balances, as of December 31, 2002. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such subsidiary, is based solely on the report of the other auditors.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of uRoam, Inc. (formerly Filanet Corporation) and its subsidiaries at December 31, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained recurring losses from operations, and has a net capital deficiency and negative working capital at December 31, 2002. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans as to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s\BDO Seidman, LLP

San Francisco, California

June 12, 2003, except for Note 11 which is as of July 2, 2003

                          UROAM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002
                      (In thousands, except share amounts)


                                              ASSETS

Current assets:
   Cash                                                                                                $      279
   Accounts receivable                                                                                        477
   Prepaid expenses and other current assets                                                                  140
                                                                                                       ----------
Total current assets                                                                                          896

Property and equipment, net                                                                                     5
Goodwill                                                                                                    1,322
Other intangible assets, net                                                                                1,031
Other assets                                                                                                  135
Total assets of discontinued operations, net                                                                1,527
                                                                                                       ----------
Total assets                                                                                           $    4,916
                                                                                                       ==========

       TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:

   Short-term debt                                                                                     $    7,358
   Current portion of capital lease obligation                                                                382
   Accounts payable                                                                                           117
   Accrued liabilities                                                                                        325
   Deferred revenue                                                                                           331
Total liabilities of discontinued operations                                                                4,689
                                                                                                       ----------
Total current liabilities                                                                                  13,202

Commitments and contingencies

Redeemable convertible preferred stock                                                                     15,940

Stockholders' deficit:
   Common stock, no par value; 41,958,300 shares authorized; 868,926 shares issued and outstanding         25,548
   Stockholder receivables                                                                                    (75)
   Accumulated deficit                                                                                    (49,699)
                                                                                                       ----------
Total stockholders' deficit                                                                               (24,226)
                                                                                                       ----------
Total liabilities, redeemable convertible preferred stock and stockholders' deficit                    $    4,916
                                                                                                       ==========

           See accompanying notes to consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                                 (In thousands)


  Net revenues:
     Product sales                                                    $     92
     Maintenance services                                                    8
                                                                      --------
                                                                           100
                                                                      --------
 Costs and expenses:
     Cost of revenue                                                         3
     Selling and marketing                                                 633
     Research and development                                              790
     General and administrative                                            461
                                                                      --------
  Total costs and expenses                                               1,887
                                                                      --------
  Operating loss                                                        (1,787)
  Interest and other expense:
     Interest expense                                                     (244)
     Other expense                                                          (4)
                                                                      --------
  Total interest and other expense:                                       (248)
                                                                      --------
  Loss from continuing operations                                       (2,035)

  Loss from discontinued operations                                    (13,161)
                                                                      --------
  Net loss                                                            $(15,196)
                                                                      ========


           See accompanying notes to consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                          YEAR ENDED DECEMBER 31, 2002
                        (In thousands, except share data)

                                                                                        NOTES
                                                                COMMON STOCK          RECEIVABLE
                                                             --------------------        FROM           ACCUMULATED
                                                             SHARES       AMOUNT      STOCKHOLDERS        DEFICIT         TOTAL
                                                             -------     --------     ------------      -----------      --------
Balances at January 1, 2002                                   86,311     $    331     $        (88)     $   (34,503)     $(34,260)

Exercise of stock options                                    450,809            9               --               --             9

Common stock issued for services                             150,000            3               --               --             3

Vesting of non-employee stock options                             --            2               --               --             2

Repayment of stockholder notes receivable                         --           --               16               --            16

Accrued interest on stockholder notes receivable                  --            3               (3)              --            --
Series A and Series B preferred stock converted
to common stock                                              181,806       25,127               --               --        25,127
Issuance of warrants to purchase common stock in
connection with bridge financing and guarantee of
line of credit                                                    --           73               --               --            73

Net loss                                                          --           --               --          (15,196)      (15,196)
                                                             -------     --------     ------------      -----------      --------
Balances at December 31, 2002                                868,926     $ 25,548     $        (75)     $   (49,699)     $(24,226)
                                                             =======     ========     ============      ===========      ========


           See accompanying notes to consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
                          YEAR ENDED DECEMBER 31, 2002
                        (In thousands, except share data)

                                                         REDEEMABLE CONVERTIBLE PREFERRED STOCK
                               ----------------------------------------------------------------------------------------
                                     SERIES A             SERIES B              SERIES A-1            SERIES B-1           TOTAL
                               -------------------  -------------------   ----------------------  ---------------------   --------
                                SHARES    AMOUNT     SHARES    AMOUNT       SHARES      AMOUNT      SHARES     AMOUNT
                               --------  ---------  --------  ---------   -----------  ---------  ----------  ---------
Balances at January 1, 2002      98,217  $   5,823    83,589  $  19,304            --  $      --          --  $      --   $ 25,127

Sale of Series A-1, net of
cash issuance costs of $186                                                30,461,570      5,410                             5,410

Conversion of debt and
accrued interest into
Series A-1                                                                  1,044,386      9,080                             9,080

Conversion of accrued
employee compensation into
Series A-1                                                                    323,655         62                                62

Issuance of Series A-1 for
services (executive
severance, rent negotiations
and consulting)                                                             1,870,752        358                               358

Issuance of Series B-1 in
connection with merger                                                                             3,338,286      1,030      1,030

Series A and Series B
preferred stock converted
to common stock                 (98,217)    (5,823)  (83,589)   (19,304)                                                   (25,127)
                               --------  ---------  --------  ---------   -----------  ---------  ----------  ---------   --------
Balances at December 31, 2002        --  $      --        --  $      --    33,700,363  $  14,910   3,338,286  $   1,030   $ 15,940
                               ========  =========  ========  =========   ===========  =========  ==========  =========   ========


           See accompanying notes to consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002
                                 (In thousands)

OPERATING ACTIVITIES:
  Loss from continuing operations                                                                         $ (2,035)
  Adjustments to reconcile loss from continuing operations to net cash used in continuing operations:
        Depreciation and amortization                                                                           69
        Non-cash interest expense                                                                               50
        Compensation expense relating to stock options issued to consultants                                     2
        Compensation expense relating to common stock issued for services                                        3
        Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
        Accounts receivable                                                                                   (232)
        Prepaid expenses and other current assets                                                             (120)
        Other assets                                                                                          (135)
        Accounts payable                                                                                      (115)
        Other accrued liabilities                                                                              341
        Deferred revenue                                                                                       290
                                                                                                          --------
  Net cash used in continuing operations                                                                    (1,882)
                                                                                                          --------
    Loss from discontinued operations                                                                      (13,161)
  Change in assets and liabilities of discontinued operations                                                3,690
                                                                                                          --------
     Net cash used in operating activities                                                                 (11,353)
                                                                                                          --------
  INVESTING ACTIVITIES:

   Payment of acquiree company liabilities prior to acquisition, net of cash acquired and other
   acquisition costs                                                                                          (491)
                                                                                                          --------
   Net cash used in investing activities                                                                      (491)
                                                                                                          --------
  FINANCING ACTIVITIES

   Proceeds from short-term debt                                                                             7,381
   Principal payments on short-term debt                                                                      (767)
   Proceeds from exercise of common stock options                                                                9
   Payments received on shareholder receivable                                                                  16
   Proceeds from issuance of Series A-1 convertible preferred stock                                          5,596
   Payment of preferred stock issuance costs                                                                  (186)
                                                                                                          --------
   Net cash provided by financing activities                                                                12,049
                                                                                                          --------
     NET INCREASE IN CASH                                                                                      205
         CASH, beginning of year                                                                                74
                                                                                                          --------
         CASH, end of year                                                                                $    279
                                                                                                          ========
  NONCASH INVESTING AND FINANCING ACTIVITIES:

   Conversion of Series A and Series B preferred stock into common stock                                  $ 25,127
   Conversion of 2002 bridge notes into Series A-1 preferred stock                                           9,080
   Issuance of Series B-1 preferred stock in connection with acquisition                                     1,030
   Issuance of Series A-1 preferred stock for rental renegotiation,  executive separation agreement
   and executive search services                                                                               358
   Conversion of accrued employee compensation into Series A-1 preferred stock                                  62
   Issuance of warrants to purchase common stock in connection with 2002 bridge financing and
   guarantee of line of credit                                                                                  73
   Accrued interest on stockholder notes receivable                                                              3
  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Cash paid during the year for interest                                                                $     --
                                                                                                          ========
    Cash paid during the year for income taxes                                                            $    800
                                                                                                          ========

           See accompanying notes to consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

uRoam, Inc. (collectively with its subsidiaries, the "Company" or "uRoam") was incorporated in California in 1998. From December 2000 through December 2002, the Company, originally doing business as Filanet Corporation ("Filanet"), marketed a low-cost, broadband solid-state appliance with integrated router and server functionality to small/remote offices. This product, known as the InterJak Internet Service Appliance ("InterJak Product"), enabled broadband service providers to offer a myriad of remotely managed value-added services to telecommuters and small to medium-size businesses from a single extensible platform. On October 1, 2002, the Company acquired all of the outstanding stock of uRoam, Inc. ("Predecessor uRoam"), also incorporated in California. Subsequent to the completion of the acquisition, the Company changed its name to uRoam, Inc. With this acquisition, the Company refocused its investment and resources on applications and software. Since October 1, 2002, the Company's focus has been to develop, market and sell a complete solution for secure user access to applications and desktops, and collaborative tools for real time information sharing.

As further described in Note 3, in December 2002, the Company decided to discontinue the operations formerly conducted by Filanet. As such, in accordance with generally accepted accounting principles, net assets and the results of the discontinued operations have been reflected as Discontinued Operations in the consolidated financial statements. With the discontinuance of the operations formerly conducted by Filanet, the Company's continuing operations are comprised of the business activities acquired from Predecessor uRoam and the corporate activities of the merged companies. These continuing operations are treated as a single business segment, and the Company's continuing operations have historically been conducted primarily in the United States of America, with some quality assurance and test activities being performed in Russia.

Liquidity and basis of presentation

The accompanying consolidated financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since its inception, has an accumulated deficit of $50 million and a deficit in working capital at December 31, 2002, and expects that it will continue to incur losses for the foreseeable future. The Company has been dependent on its investors to provide financing and loan guarantees to fund operating activities, and management anticipates that the Company will continue to require additional financing to fund operations. At December 31, 2002, the Company was relying on funds provided by a revolving line of credit facility guaranteed by certain investors to fund its operations. At December 31, 2002, the principal balance of this line of credit was $3 million, and there were no remaining funds available to the Company under this facility. Through April 30, 2003, the facility and related guarantees were increased to $4.89 million, and the maturity date has been extended to June 30, 2003. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management plans to continue to pursue additional financing sufficient to fund operations of the Company until revenues from the product sales are sufficient to fund operations. Management is also exploring a possible sale of the Company. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining additional financing, or that the Company can be sold. If management is unable to obtain additional financing or complete a sale of the Company, operations will need to be ceased. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


Principles of Consolidation

The consolidated financial statements include the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. As more fully discussed in Note 3, in December 2002, the Company discontinued all operations attributable to its business activities related to the InterJak Product line, including the operations of the Company's subsidiary located in Denmark, Filanet Europe ApS. Accordingly, these operations have been reflected as discontinued in the consolidated balance sheets and statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, inventory, deferred revenue, the allowance for uncollectible accounts receivable, the valuation of the acquisition of Predecessor uRoam, the valuation allowance for deferred tax assets and accrued liabilities. Actual results could differ from those estimates.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivables. The Company sells its products to a limited number of companies in diverse industries and generally does not require its customers to provide collateral to support accounts receivable. During 2002, revenues recognized from five customers represented approximately 32%, 20%, 13%, 13% and 10% of total consolidated revenues. As of December 31, 2002, 50%, 17% and 10% of accounts receivable was due from three customers. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition and includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, as necessary, in the overall allowance for doubtful accounts based on historical losses and existing economic conditions. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, management believes no allowance for doubtful accounts is required as of December 31, 2002. However, actual write-offs might be necessary in the future.

Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts receivable and short-term debt. Cash is reported at fair value. The recorded carrying amount of accounts receivable and short-term debt approximates their fair value due to their short-term maturities.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost and are depreciated using the straight-line method over the shorter of the lease term or estimated useful lives of the underlying assets. Estimated useful lives range from two to five years. Included in property and equipment at December 31, 2002 is computer software with a cost basis of $6,000 and accumulated depreciation of $1,000. During 2002, as a result of current and expected future negative net operating cash flows due to the discontinuance of the InterJak Product line, the Company recorded a $434,000 impairment loss relating to the recoverability of certain property and equipment (see Note 3).

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


Revenue Recognition

The Company derives revenue primarily from sales of its FirePass server product and from related maintenance services. The Company recognizes revenue from product sales in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition" since the software component is not considered incidental to its products as a whole. In accordance with SOP 97-2 and Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 101, the Company recognizes revenue upon meeting all of the following criteria: execution of a written customer agreement and purchase order signed by the Company and the customer; product delivery has occurred; the fee for the product is fixed or determinable; collection is reasonably assured and vendor specific objective evidence ("VSOE") of fair value exists to allocate the total fee to elements of the arrangement.

The Company is migrating its business model to sell to resellers/distributors; however, the Company has historically sold to end customers. When agreements with distributors provide for stock rotation or price protection rights, the Company defers recognition of revenue until sell-through to the end customer has occurred.


The Company defers a portion of its product revenues based on the value of certain maintenance arrangements when these arrangements are included with a product sale and recognizes these revenues over the applicable maintenance period. The Company also derives a portion of its revenues from sales of separate extended maintenance arrangements. Revenue from extended maintenance arrangements is recognized over the period of coverage purchased by the customer.

Inventory

Inventory is stated at the lower of standard cost, which approximates actual (first-in, first-out method), or net realizable value. The valuation of inventories at the lower of standard cost or market value requires the use of estimates regarding the amount of inventory that will be sold and the prices at which current inventory will be sold. These estimates are dependent on the Company's assessment of current and expected orders from its customers. The Company has historically not carried significant quantities of FirePass inventory in excess of amounts pertaining to current orders from customers; however, because of lead times associated with components used in manufacturing the InterJak Product line, significant inventories were carried in connection with that product line prior to its discontuance.


Valuation of Long-Lived Assets Including Goodwill and Other Intangible Assets

The Company reviews property, plant and equipment, goodwill and other intangible assets for impairment whenever events or circumstances indicate the carrying amount of the assets may not be recoverable. The Company's review of goodwill and other intangible assets is based on the estimated future cash flows the assets are expected to generate. The Company's review is based on its best estimate of a variety of factors, including future market growth, forecasted revenues and costs and a strategic review of its business and operations. In the event the Company determines that an asset is impaired in the future, an adjustment to the value of the asset would be charged to earnings in the period such determination is made.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software To Be Sold, Leased or Otherwise Marketed." The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility.

Research and Development

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Since the inception of the Company, no stock options were granted at an exercise price below the estimated fair market value of the common stock.

The Company accounts for stock-based awards to nonemployees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services," under the fair value method. SFAS No. 123 also requires the disclosure of pro forma net loss as if the Company had adopted the fair value method for stock-based awards to employees. Under SFAS No. 123, the fair value of the stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method with the following assumptions: expected life one year from vest date; risk free interest rate of 4%, and no dividends during the expected term.

The following table represents the effect on net loss if the Company had applied the fair value based method and recognition provisions of SFAS No. 123 (in thousands):

                                                                                2002
                                                                              ---------
Net loss, as reported                                                         $ (15,196)
Add:  Stock-based employee compensation expense included in reported loss            --
Deduct: Total stock-based employee compensation expense determined under
fair value based method for all awards                                              (10)
                                                                              ---------
Pro forma net loss                                                            $ (15,206)
                                                                              =========

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002

Foreign Currency Translation

The functional currency of the Company's foreign subsidiary is its local currency. The assets and liabilities are translated into U.S. dollars at period-end rates of exchange, and income and expenses are translated at average exchange rates during the period. Since the operations of the foreign subsidiary were discontinued in 2002, gains and losses resulting from translating financial statements into U.S. dollars have been included in loss from discontinued operations. Gains and losses from foreign currency transactions are included in loss from discontinued operations.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but rather be tested at least annually for impairment. The Company adopted SFAS No. 142 for its fiscal year beginning January 1, 2002. As the Company did not carry any goodwill or other intangible assets on its balance sheet as of December 31, 2001, the adoption of SFAS No. 141 and SFAS No. 142 did not have an impact on the Company's financial position, results of operations or cash flows.

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 requires that a liability for an asset retirement obligation be recognized when incurred and the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense over the asset's useful life. The provisions of SFAS 143 were effective for the Company as of the beginning of fiscal year 2003. The Company does not believe it has any assets at December 31, 2002 that are subject to retirement obligations requiring recognition under SFAS 143.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. The Company is required to adopt SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of the Company's commitment to an exit plan. SFAS No. 146 also established that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring plans.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment of SFAS No. 123. Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No. 123, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The Company has adopted the disclosure requirements of this standard in the accompanying consolidated financial statements.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


In November 2002, the FASB issued Financial Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). The interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations do not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure provisions are effective for financial statements for annual or interim periods ending after December 15, 2002. The Company has provided disclosures of its guarantees in the accompanying footnotes. The effect of the adoption of the recognition and measurement provisions FIN 45 will be based on the nature of guarantees prospectively issued after December 31, 2002, and is not yet determinable.

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires the consolidation of certain variable interest entities. FIN 46 is applicable to financial statements issued after 2002, however, disclosures are required currently if the Company expects to consolidate any variable interest entities. There are no entities that will be consolidated with the Company's financial statements as a result of FIN 46.

2. BUSINESS ACQUISITION

As described in Note 1, on October 1, 2002, the Company acquired all of the outstanding stock of Predecessor uRoam. Prior to the acquisition, the Company conducted business under the name of Filanet. Subsequent to the acquisition, the Company changed its name to uRoam, Inc. For acquisition accounting purposes, Filanet was determined to be the acquiring company.

The value of the purchase price totaled $1.575 million and the transaction was accounted for as a purchase. The Company exchanged 3.3 million shares of its Series B-1 Preferred Stock stock with a fair value of $1.03 million for all of the outstanding stock of Predecessor uRoam. The total purchase price also includes $400,000 in pre-acquisition liabilities of Predecessor uRoam paid by Filanet and an estimate of the direct costs associated with the transaction totaling approximately $145,000. All pre-existing Predecessor uRoam stock options and warrants were converted to Predecessor uRoam's common stock or were cancelled immediately prior to the acquisition.

The acquisition has been accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. The fair values assigned to the tangible and intangible assets acquired and liabilities assumed are based on estimates and assumptions provided by management, and other information compiled by management, including an independent valuation, prepared by an independent valuation specialist, that utilizes established valuation techniques appropriate for the high technology industry. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but instead will be reviewed periodically for impairment.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


A summary of the total purchase price is as follows (in thousands):

              Series B-1 preferred stock                                             $ 1,030
              Pre-acquisition payments of uRoam liabilities made by Filanet              400
              Estimated direct costs of the acquisition                                  145
                                                                                     -------
                 Total purchase price                                                $ 1,575
                                                                                     =======

The total purchase price has been preliminarily allocated as follows (in thousands):


Cash                                                                       $     42
Accounts receivable                                                             228
Other assets                                                                     37
Liabilities assumed                                                          (1,154)
                                                                           --------
Fair value of net liabilities assumed                                          (847)

Purchased technology                                                            900
Customer base                                                                    50
Trademark                                                                       100
Non-Compete                                                                      50
Goodwill                                                                      1,322
                                                                           --------

Total purchase price                                                       $  1,575
                                                                           ========

The fair value of net liabilities assumed was reduced by $103,000 resulting from subsequent renegotiation and settlement of certain liabilities assumed in the acquisition.

Predecessor uRoam incurred operating losses through the acquisition date. The potential value of the combined companies, products and technologies contributed to a purchase price that resulted in the recognition of goodwill.

Intangible assets

Of the total purchase price, $1.1 million was allocated to intangible assets, including purchased technology, customer base, trademark and non-compete agreements. All of the intangible assets were valued using the income approach, which measures present worth and anticipated future benefits of the intangible asset. This approach calculates the value of the intangible asset as being the present value of the after tax cash flows potentially attributable to it, net of adjustments made to account for the replacement and obsolescence of technology and a fair rate of return on other assets that contribute to the income stream attributable to the intangible asset.

Purchased technology and trademark consists of products that have reached technological feasibility and includes Predecessor uRoam's FirePass product line and the related trademark name. The Company is amortizing the fair value of the purchased technology and trademark on a straight-line basis over an estimated useful life of four years. The customer base represents the value of an installed base of customers that are expected to result in additional licenses under these customers' existing applications. The fair value of the customer base is being amortized based on estimated revenue from identified existing customers over a three year period. Non-compete agreements represent the value of non-compete agreements signed by key executives of Predecessor uRoam. The Company is amortizing the

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


fair value of the non-compete agreements on a straight-line basis over an estimated useful life of three years.

The components of intangible assets as of December 31, 2002 follows (in thousands):

                                            Gross Carrying   Accumulated    Net Carrying
                                                Amount       Amortization      Amount
                                            --------------   ------------   ------------
Amortized intangible assets:
Purchased technology                           $  900                 $56        $844
Customer base                                      50                   4          46
Trademark                                         100                   6          94
Non-Compete agreements                             50                   3          47
                                            --------------   ------------   ------------
Total gross and net carrying amounts           $1,100                 $69      $1,031
                                            ==============   ============   ============

Total amortization expense for the year ended December 31, 2002 was $69,000. Estimated amortization expense for the next four years is as follows (in thousands):

Year                                                     Estimated Amortization
                                                                Expense
                                                         ----------------------
2003                                                              $  275
2004                                                                 275
2005                                                                 275
2006                                                                 206
                                                         ----------------------
                                                                  $1,031
                                                         ======================

3. DISCONTINUED OPERATIONS

In December 2002, the Company's board of directors, who also comprised a controlling shareholder interest, unanimously authorized and directed management to discontinue the operations formerly conducted by Filanet prior to the Company's acquisition of Predecessor uRoam on October 1, 2002. The decision to discontinue these operations was based on the low margins being achieved in that business, and a decision to concentrate management's efforts and all of the Company's resources on the operations newly acquired from Predecessor uRoam. As a result of the decision to discontinue the operations formerly conducted by Filanet, management issued termination notices to substantially all employees associated with the InterJak Product operation on or around December 31, 2002, which resulted in a severance accrual totaling $516,000, and management began taking steps to limit the remaining liabilities associated with this business. In addition, the Company recorded impairment charges of $2,278,000 and $434,000 to reduce the carrying values of inventories and property and equipment, respectively, of the discontinued business to their estimated net realizable values.

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," assets and liabilities of the discontinued business have been segregated from continuing operations in the 2002 and 2001 consolidated balance sheets, and the related operating results have been segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows, and related notes.

Revenues of the discontinued operation were $4.7 million in 2002. There were no income tax expenses or benefits recognized in 2002.

Balance sheet details of discontinued operations as of December 31, 2002 consisted of the following (in thousands):

Assets of discontinued operations:
Accounts receivable                                      $   623
Inventory                                                    670
Prepaid expenses and other current assets                     19
Property and equipment, net                                   17
Other assets                                                 198
                                                         -------
Total assets of discontinued operations                  $ 1,527
                                                         =======

Liabilities of discontinued operations:
Capital lease obligations                                $   428
Accounts payable                                           2,547
Accrued liabilities                                        1,517
Deferred revenue                                             197
                                                         -------
Total liabilities of discontinued operations             $ 4,689
                                                         =======

4. OTHER ACCRUED LIABILITIES

Other accrued liabilities as of December 31, 2002 consisted of the following (in thousands):

Professional fees                                        $    50
Accrued interest                                              56
Compensation and related benefits                            107
Other accrued liabilities                                    112
                                                         -------
Total                                                    $   325
                                                         =======

5. SHORT-TERM DEBT

Short-term debt as of December 31, 2002 consisted of the following (in thousands):

Line of credit                                           $ 3,000
Short-term bridge notes payable                            4,381
Discount relating to bridge loan facility                    (23)
                                                         -------
Total                                                    $ 7,358
                                                         =======


In March 2002, the Company issued 1,044,386 shares of Series A-1 Preferred Stock to the holders of certain outstanding promissory notes in return for the cancellation of outstanding principal and accrued interest totaling $9,080,000.

In August, September, and December 2002, the Company obtained bridge loan financing for an aggregate principal amount of $4,381,000 under Secured Subordinated Convertible Notes ("2002 Bridge Loans") and issued to the lenders warrants to purchase 2,154,992 shares of common stock with an exercise price per share of $0.02. The 2002 Bridge Loans bear interest at the rate of 4.5% per annum and are due on the earlier of one year from issuance or conversion of the notes to demand notes whereby the notes will

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


become immediately due and payable upon consent by the noteholders representing at least 75% of the aggregate principal amount of the notes ("Majority in Interest"). The 2002 Bridge Loans are subordinated to the Company's obligations under capital leases, secured by substantially all of the Company's assets (except those assets acquired under capital leases) and convertible into preferred stock at the per share price sold in the Company's next round of preferred stock financing of at least $2.5 million (excluding any notes outstanding which are convertible into preferred stock) upon consent by the Majority in Interest. In the event that the Company undergoes a liquidation, dissolution, winding up or Liquidation Transaction (as defined in the Company's fifth amended and restated articles of incorporation), the Company is obligated to repay 2.5 times the outstanding principal and interest due under the 2002 Bridge Loans prior to any payments to the Company's unsecured creditors and common or preferred stockholders. The Company has allocated the proceeds between the respective estimated fair values of the 2002 Bridge Loans and related warrants resulting in a $35,000 discount to the 2002 Bridge Loans to be amortized to interest expense over a one-year period ending in August 2003 using the effective interest method. The Company recorded $12,000 in interest expense resulting from the amortization of this discount.

In October 2002, the Company entered into a revolving line of credit ("Line of Credit") with a bank to provide financing for current operations of the Company. The Line of Credit provides for maximum borrowings of $3,000,000 at the prime interest rate (4.25% at December 31, 2002) and was scheduled to mature on January 1, 2003. In addition, $15,000 in loan fees paid during 2002 in connection with the line of credit agreement were charged to interest expense. The Line of Credit does not have any financial covenants. During 2003, the Line of Credit was increased and maturity date extended (see Note 11).

In connection with a guarantee of the Line of Credit provided by the Company's majority stockholders, the Company issued 2,067,958 warrants to purchase common stock at $0.02 per share. In addition, the Company issued 516,988 warrants to the guarantors in both November and December 2002. The $38,000 value of these warrants was recorded as interest expense during 2002. The Company will continue to issue 516,988 warrants per month under the same terms to the guarantors as long as the Line of Credit is outstanding. Through June 12, 2003, the Company had issued 5,686,874 warrants to purchase common stock at $0.02 per share in connection with this guarantee.

6. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office facilities under various noncancelable-operating leases. These leases expire at various dates through February 2007 and generally require monthly payment of the prorata share of common area operating expenses. Future minimum lease payments under all noncancelable-operating leases, as of December 31, 2002, are as follows (in thousands):

Year ended December 31,                           Amount
                                                 --------
2003                                             $    463
2004                                                  308
2005                                                  323
2006                                                  339
2007                                                   57
                                                 --------
Total minimum lease payments                     $  1,490
                                                 ========

Rent expense was approximately $661,000 for the year ended December 31, 2002.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


In August 2001, the Company entered into an amendment to one of its office facility lease agreements whereby future monthly cash payments due under the original lease were reduced by approximately $433,000 in aggregate. As consideration of this amendment, the Company issued approximately $433,000 worth of fully vested shares of Series B Preferred Stock. This amount was recorded as an asset to be amortized to rent expense over the remaining lease term. The Company also entered into another facility lease agreement with the same landlord commencing in August 2001, which required monthly payments of approximately $13,000 through November 2005. In March 2002, the Company amended its agreements with the above landlord, which reduced monthly payments for both facilities to approximately $13,000 each, but extended the lease term for both facilities to February 2007. In connection with these amendments, the Company issued 500,000 shares of Series A-1 Preferred Stock with a value of $96,000. This amount, along with the $305,000 unamortized balance of the prepaid rent relating to the Series B Preferred Stock issued in August 2001 existing as of the lease modification date in March 2002, is being amortized to rent expense on a straight line basis over the amended lease term.

In connection with the Company's decision to discontinue the operations formerly conducted by Filanet, in December 2002, the Company gave notice of termination to the landlord of one of its office facility leases located in Denmark. Accordingly, the Company accrued $38,000 for a lease termination liability relating to the fair value of this leasehold and wrote off a $46,000 lease deposit.

Legal matters

The Company is involved in various other legal proceedings incidental to its normal business activities. The amount of ultimate liability with respect to these actions cannot be reasonably estimated. However, in the opinion of management, any liability resulting from an unfavorable outcome will not materially affect the financial position of the Company.

Guarantees

The following is a summary of the Company's agreements that have been determined are within the scope of FIN 45.

Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The Company has a separate indemnification agreement with one of its directors that requires it, subject to certain exceptions, to indemnify him to the fullest extent authorized or permitted by its bylaws and the California Corporation Code. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of December 31, 2002.

As a result of the acquisition of Predecessor uRoam, the Company assumed a potential liability for events or occurrences that took place prior to the date of acquisition. The maximum potential amount of future payments the Company could be required to make for such obligations is undeterminable at this time. Therefore, the Company has no amounts recorded for these possible liabilities as of December 31, 2002.

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically with business partners, contractors, and customers, landlords and (ii) its agreements with investors. Under these provisions the Company generally indemnifies and holds

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2002.

7. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In March 2002, the Board of Directors of the Company consented to the automatic conversion to common shares of all outstanding shares of Series A and Series B preferred stock. In accordance with this consent, the Series A and Series B preferred stock were converted into 181,806 common shares at a 1:1 exchange ratio immediately prior to the closing of the Series A-1 Offering in March 2002.

In March and April 2002, the Company sold an aggregate of 30,461,570 shares of Series A-1 Preferred Stock for proceeds totaling $5,410,000 (net of cash issuance costs of $186,000). In connection with this sale of Series A-1 Preferred Stock, the Company also issued 1,044,386 shares of Series A-1 Preferred Stock in exchange for the cancellation of outstanding principal and accrued interest totaling $9,080,000 due under certain notes payable. Additionally, the Company issued 500,000, 65,274, 323,655 and 1,305,478 shares of fully vested Series A-1 Preferred Stock at $0.1915 per share in exchange for renegotiation of rental payments, executive search services, accrued compensation, and severance, respectively. The Company recorded the deemed fair value of the shares issued for severance ($250,000) and in exchange for executive search services ($12,000) as an expense in 2002. The fair value of the shares issued for renegotiation of rental payments ($96,000) is being amortized to rent expense on a straight line basis over the amended five year term of the lease agreement.

The significant terms of the preferred stock are as follows:

Conversion Rights. Each share of Series A-1 and Series B-1 preferred stock is convertible at the option of the holder or will automatically be converted to common stock upon a public offering of common stock at a public offering price of at least $0.9575 per share and which yields gross proceeds of at least $20,000,000 or written consent of at least two thirds of the outstanding shares of all classes of preferred stock. Each share of Series A-1 preferred stock is convertible into such number of shares of common stock as determined by dividing $0.1915 by $0.29070358. According to this conversion ratio, the 33,700,363 shares of Series A-1 preferred stock outstanding as of December 31, 2002 is convertible into 22,200,000 shares of common stock. Each share of Series B-1 preferred stock is convertible into one share of common stock. The conversion of preferred stock is subject to adjustment for events of dilution, and the preferred stock has the same voting rights as the number of common shares into which it is convertible.

Dividends. If and when declared by the Board of Directors, and in preference to dividends on the common and Series B-1 preferred Stock, the holders of the Series A-1 preferred stock are entitled to receive noncumulative dividends of $0.013405 per share per annum. After the Series A-1 convertible preferred stockholders receive their dividend preference, any additional dividends shall be distributed among the holders of Series A-1 Preferred Stock, Series B-1 Preferred Stock and common stock pro rata

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


based on the number of shares of common stock then held by each holder (assuming conversion of all preferred stock to common stock).

Redemption rights. The Company shall redeem the Series A-1 Preferred Stock at any time after January 31, 2006 upon notice from at least two-thirds of the Series A-1 holders. The Series A-1 Preferred Stock is redeemable at a price of $0.1915 per share plus all declared or accumulated unpaid dividends. If redemption of fewer than all of the outstanding shares of Series A-1 Preferred Stock is requested, the Company shall redeem such stock on a pro rata basis. The Series B-1 Preferred Stock is not mandatorily redeemable.

Liquidation Preference. Holders of Series A-1 and Series B-1 preferred stock have a liquidation preference over the common stock holders of $0.1915 per share for each share of Series A-1 and $0.3085 per share for each share of Series B-1, plus any declared but unpaid dividends. After this payment to the holders of the Series A-1 and Series B-1 preferred stock, the entire remaining assets and funds of the Company shall be distributed among the holders of the common, Series A-1 and Series B-1 preferred stock in proportion to the equivalent number of shares of common stock on an "as converted basis" then held by them until each holder of the Series A-1 and Series B-1 preferred stock shall have received $0.5745 and $0.9255 per share, respectively.

Voting Rights. The holder of each share of Series A-1 and Series B-1 Preferred Stock shall have the right to one vote for each share of common stock into which such preferred stock could be converted. With respect to such vote, holders have full voting rights and powers equal to those of the holders of common stock and are entitled to notice of any stockholders' meeting.

Because each series of convertible preferred stock has conditions for liquidation or redemption that are deemed outside the control of the Company, such preferred stock has been classified outside of stockholders' deficit.

At December 31, 2002, there were 37,038,663 authorized shares of preferred stock, 33,700,363 shares of which were designated Series A-1 Preferred Stock; 3,338,300 shares of which were designated Series B-1 Preferred Stock.

A summary of Convertible Preferred Stock outstanding at December 31, 2002 is as follows (in thousands, except share amounts):

December 31,                                                                                      2002
                                                                                                --------
Series A-1, 33,700,363 shares authorized, issued and outstanding (aggregate liquidation
preference and redemption value of $6,454)                                                      $ 14,910

Series B-1, 3,338,300 shares authorized; 3,338,286 shares issued and outstanding (aggregate
liquidation preference - $1,030)                                                                   1,030
                                                                                                --------
                                                                                                $ 15,940
                                                                                                ========

8. STOCKHOLDERS' EQUITY

In March 2002, the Board of Directors of the Company declared a reverse stock split whereby each outstanding share of common stock including outstanding warrants and options to purchase shares of common stock were converted into
0.00907281 shares of Common Stock. All share and per share amounts have been adjusted to give effect to this reverse stock split.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


Common Stock

During the years ended December 31, 2002 and 2001, the Company issued 450,809 and 5,143 shares of common stock upon the exercise of stock options resulting in $9,000 and $44,000 of proceeds, respectively.

During the year ended December 31, 2002, 154,912 fully vested shares of common stock with a value of $3,000 were issued to consultants as compensation for services rendered.

At December 31, 2002, there were 41,958,300 authorized shares of Common Stock.

1998 Stock Option Plan

The 1998 Stock Option Plan (the "1998 Plan") authorized the grant of options to purchase up to 8,000,000 shares of the Company's common stock. Under the 1998 Plan, incentive options may be granted at a price per share no less than the fair market value of common stock at the date of grant. Nonqualified stock options may be granted at a price per share no less than 85% of the fair market value on the date of grant. Options granted to any 10% stockholder may have an exercise price per share that is not less than 110% of the fair market value per share of common stock on the date of grant. Options granted are immediately exercisable, and unvested shares are subject to repurchase by the Company at the amount originally paid. Options granted generally have a maximum term of ten years and generally vest over four years. In March 2002, the Company terminated the 1998 Plan and no longer grants stock options or make any additional issuances under the 1998 Plan. The options vested and existing as of the termination date under the 1998 Plan were not cancelled as part of the termination of the 1998 Plan. At December 31, 2002, 15,166 shares issued under the 1998 Plan were subject to repurchase by the Company at a weighted average price of $11.33 per share because such shares were not vested.

2002 Stock Option Plan

The 2002 Stock Option Plan (the "2002 Plan") authorized the grant of options to purchase up to 7,350,000 shares of the Company's common stock. Under the 2002 Plan, incentive options may be granted at a price per share no less than the fair market value of common stock at the date of grant. Nonqualified stock options may be granted at a price per share no less than 85% of the fair market value on the date of grant. Options granted to any 10% stockholder may have an exercise price per share that is not less than 110% of the fair market value per share of common stock on the date of grant. Options granted are immediately exercisable, and unvested shares are subject to repurchase by the Company at the amount originally paid. Options granted generally have a maximum term of ten years and generally vest over four years. For certain employees whose employment commenced prior to December 31, 2001, options vest over the first year at a rate ranging from 28% to 50%, then ratably over the remaining three years. At December 31, 2002, 108,334 shares issued under the 2002 Plan were subject to repurchase by the Company at a weighted average price of $0.02 per share because such shares were not vested.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


Stock option activity under the 1998 and 2002 Plans is summarized as follows:

                                                                Options Outstanding
                                                                              Weighted
                                                              Number of       Average
                                                               Shares      Exercise Price
                                                            ------------   --------------
Balance, January 1, 2002                                          32,492    $      17.58
Granted (weighted average fair value of $0.01 per share)       7,781,146            0.02
Exercised                                                       (450,809)           0.02
Canceled                                                        (863,543)           0.31
                                                            ------------    ------------
Balance, December 31, 2002                                     6,499,286    $       0.07
                                                            ============    ============

Options Outstanding

At December 31, 2002, 458,549 shares were available under the 2002 Plan for future grant. The following table summarizes information concerning stock options outstanding as of December 31, 2002:

                                      Options Outstanding                     Options Vested
                           ------------------------------------------   ---------------------------
                                            Weighted
                                            Average        Weighted                     Weighted
                                           Remaining        Average                      Average
                             Number of     Contractual     Exercise       Number of      Exercise
Range of Exercise Prices      Shares      Life (Years)      Price          Shares         Price
                           ------------   ------------   ------------   ------------   ------------

$0.02                         6,480,951           9.51   $       0.02      2,991,342   $       0.02
$5.39 - $22.02                   18,335           7.86          17.25         18,335          17.25
                           ------------   ------------   ------------   ------------   ------------
                              6,499,286           9.50   $       0.07      3,009,677   $       0.12
                           ============   ============   ============   ============   ============

Non-Employee Stock Options Issued for Services

In 2002, the Company granted 40,000 nonstatutory stock options at an exercise price of $0.02 per share to nonemployees. The values attributable to the grants are determinable at each vesting date and have been amortized over the service period. For the year ended December 31, 2002, the Company recorded $2,000 in fair value of such awards as an expense using the Black-Scholes option pricing model with the following assumptions: contractual term of three years; risk-free interest rate of 4.49%; annualized volatility of 70% and no dividends during the expected term.

The Company allows the early exercise of certain employee and non-employee stock options, resulting in the exercise of 450,809 stock options and $9,000 in proceeds to the Company in 2002. However, under the terms of the Early Exercise and Restricted Stock Purchase Agreement entered into with these individuals, the Company reserves the right to repurchase any unvested shares at the original price per share over the remaining option vesting period. As of December 31, 2002, 123,500 stock options exercised under this arrangement with an aggregate exercise price totaling $174,000 may be repurchased by the Company.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


Warrants

On January 1, 2002, the Company had 924 and 108 warrants outstanding to purchase Series A and Series B Preferred Stock at an exercise price of $59.52 and $217.13, respectively. These warrants expire at various dates through October 2007. These warrants were amended to purchase shares of common stock at the exercise prices noted above in connection with the conversion of the Series A and Series B Preferred Stock to common stock in March 2002 and were still outstanding as of December 31, 2002.

In 2002, in connection with obtaining bridge financing in the form of Secured Convertible Promissory Notes, the Company issued warrants to purchase 2,154,992 shares of common stock at $0.02 per share with a term of ten years. The warrants were valued at $35,000 using the Black-Scholes pricing model with the following assumptions: contractual life of ten years; risk free interest rate of 4.26%; volatility of 70% and no dividends during the expected term. The value of the warrants was classified as a debt discount, of which $12,000 was amortized to interest expense in 2002.

In 2002, in connection with a guarantee of a line of credit provided by the Company's majority stockholders, the Company issued warrants to purchase common stock at $0.02 per share with a term of approximately 3 1/2 years. The number of shares of common stock that can be purchased under the warrants is 2,067,958 plus 516,988 warrants for every month that the guarantee on the line of credit is outstanding. The 3,101,934 warrants issued during 2002 were valued at approximately $38,000 using the Black-Scholes option pricing model with the following assumptions: contractual life of 3 1/2 years; risk-free interest rate range of 4.26%; volatility of 70% and no dividends during the expected term. The entire value of the warrants was recorded as interest expense in 2002.

At December 31, 2002, the Company had 5,257,958 warrants outstanding to purchase common stock with a weighted average exercise price of $0.03 per share.

Common Stock Reserved

The Company has reserved shares of common stock for issuance at December 31, 2002 as follows:

Conversion of Series A-1 Preferred Stock                           22,200,000
Conversion of Series B-1 Preferred Stock                            3,338,286
Exercise of stock options                                           6,060,947
Options available under the 2002 Plan for future grant                458,549
Exercise of warrants and conversion of underlying stock             5,257,958
                                                                -------------
Total                                                              37,315,740
                                                                =============

9. RELATED PARTY TRANSACTIONS

As more fully described in Note 5, the Company received bridge loans from its majority stockholders. As of December 31, 2002, the balance of these bridge notes due to majority stockholders was $4,381,000. In addition, the Company's majority shareholders have guaranteed the Company's line of credit with a bank. In connection with this guarantee, the Company issued 3,101,934 warrants to purchase common stock at $0.02 per share to the guarantors during 2002.

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


10. INCOME TAXES

The Company accounts for income taxes using an asset and liability approach. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts more likely than not to be realized. No income taxes were provided for any periods presented due to the Company's net losses.

The Company's deferred income tax assets at December 31, 2002 are comprised of the following (in thousands):

Net deferred tax assets:
Net operating loss carryforwards                          $     18,203
Deferred income                                                     89
Accruals deductible in different periods                            91
Research and development credits                                 1,693
Depreciation and amortization                                      (27)
                                                          ------------
Total deferred tax assets                                       20,049
Valuation allowance                                            (20,049)
                                                          ------------
Net deferred tax assets                                   $         --
                                                          ============

Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, as of December 31, 2002, the Company has fully reserved its net deferred tax assets.

At December 31, 2002, the Company has available net operating loss ("NOL") carryforwards of approximately $46,000,000 and $35,000,000 to offset future federal and state taxable income, respectively. The federal NOL carryforwards expire in various years through 2022, while the state NOL carryforwards expire in various years through 2010.

At December 31, 2002, the Company also has research and development credit carryforwards of approximately $765,000 and $928,000 available to offset future federal and state income taxes, respectively. The federal credit carryforward expires in various years through 2022, while the state credit carryforward has no expiration.

Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be an ownership change, the Company's ability to utilize its carryforwards could be limited. California has disallowed the use of net operating losses in the 2002 and 2003 tax years.

11.   SUBSEQUENT EVENTS

In January 2003, the Company entered into a memorandum of understanding with a creditor providing equipment financing under capital leases whereby the creditor agreed to forebear collecting January and February rental payments until February 28, 2003, at which time all past due rental payments would be payable. The Company did not make the required February 28, 2003 payment or the March through June 2003 monthly payments due under the master lease agreement. This represents an event of default under the master lease agreement, which allows the creditor to request an acceleration of the remaining payments due from the Company. As of December 31, 2002, the Company owed $705,000 to this

                          UROAM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


creditor under the master lease agreement, all of which is reflected in total liabilities of discontinued operations.

In January and February 2003, the Company received $506,000 of additional bridge loans from its majority stockholders under the same terms as the previous 2002 Bridge Loans.

In March, April, May, and June 2003, the Company entered into successive amendments to its revolving line of credit, which have ultimately increased the principal amount to $6.453 million. Additionally, the maturity date for the line of credit was extended to July 15, 2003. In connection with these amendments, the guarantors of the line of credit continued to increase their guarantee of the Company's debt under the line of credit to the amended principal amount.

On April 29, 2003, the Company entered into a memorandum of understanding with one of its landlords providing the Company the option to terminate two of its office facility lease agreements. Under the terms of this agreement, the Company would continue to pay rentals due under the lease agreements through the projected lease termination date on July 31, 2003, at which time the Company had the option to make a termination payment of approximately $313,000 and forego the $50,000 security deposit on the leases. In July 2003, the Company terminated these leases and $334,000 of prepaid rents relating to the issuance of Series B and Series A-1 preferred stock, of which $167,000 is reflected in total assets of discontinued operations, was written off.

Subsequent to December 31, 2002, the Company entered into settlement agreements with certain of its vendors which provided for the settlement and release from payment of approximately $280,000 of trade accounts payable. The effects of these settlement agreements will be recorded in the period that the settlement agreement was entered into.

On June 30, 2003, the Company signed a non-binding term sheet whereby substantially all of the Company's assets would be acquired. The completion of the merger transaction is contingent upon, among other things, the satisfactory performance of due diligence and execution of a definitive merger agreement.

On July 2, 2003, the Company received a copy of a complaint filed by a company alleging breach of contract and other claims related to exclusivity provisions of a March 2003 cover letter for a preliminary non-binding term sheet in contemplation of the plaintiff's proposed acquisition of the Company. The complaint indicates that the plaintiff incurred damages of no less than $2 million and seeks to recover all damages and require the Company's performance with respect to the March 2003 letter agreement. The Company believes that the complaint is without merit and has hired litigation counsel to defend itself vigorously should the plaintiff continue to pursue its claims.